UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	91-1646860 (IRS Employer Identification No.)

410 Terry Avenue North, Seattle, Washington 98109-5210
(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Notes due 2028	The Nasdaq Stock Market LLC
2.800% Notes due 2028	The Nasdaq Stock Market LLC
3.100% Notes due 2030	The Nasdaq Stock Market LLC
3.350% Notes due 2032	The Nasdaq Stock Market LLC
3.700% Notes due 2035	The Nasdaq Stock Market LLC
4.050% Notes due 2039	The Nasdaq Stock Market LLC
4.450% Notes due 2045	The Nasdaq Stock Market LLC
4.850% Notes due 2064	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-293246

Securities to be registered pursuant to Section 12(g) of the Act: None.

information required in registration statement

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Amazon.com, Inc.’s (the “Company”) Floating Rate Notes due 2028, 2.800% Notes due 2028, 3.100% Notes due 2030, 3.350% Notes due 2032, 3.700% Notes due 2035, 4.050% Notes due 2039, 4.450% Notes due 2045, and 4.850% Notes due 2064 (collectively, the “Notes”). The description of the Notes is contained in the Company’s Prospectus, dated February 6, 2026, included in the Company’s registration statement on Form S-3 (File No. 333-293246) under the caption “Description of Debt Securities” and the Company’s Prospectus Supplement with respect to the Notes, dated March 11, 2026 and filed on March 13, 2026, under the captions “Description of the Notes” and “Material United States Federal Income Tax Considerations,” and those sections are incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of November 29, 2012, between Amazon.com, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Amazon.com, Inc.’s Current Report on Form 8-K, filed November 29, 2012 (File No. 000-22513).

4.2	Supplemental Indenture, dated as of April 13, 2022, among Amazon.com, Inc., Wells Fargo Bank, National Association, as prior trustee, and Computershare Trust Company, National Association, as successor trustee (incorporated by reference to Exhibit 4.1 to Amazon.com, Inc.’s Current Report on Form 8-K, filed April 13, 2022 (File No. 000-22513).

4.3	Officers’ Certificate of Amazon.com, Inc., dated as of March 16, 2026 (incorporated by reference to Exhibit 4.1 to Amazon.com, Inc.’s Current Report on Form 8-K, filed March 16, 2026 (File No. 000-22513).

4.4	Form of Floating Rate Note due 2028 (incorporated by reference to Exhibit 4.2 to Amazon.com, Inc.’s Current Report on Form 8-K, filed March 16, 2026 (File No. 000-22513).

4.5	Form of 2.800% Note due 2028 (incorporated by reference to Exhibit 4.3 to Amazon.com, Inc.’s Current Report on Form 8-K, filed March 16, 2026 (File No. 000-22513).

4.6	Form of 3.100% Note due 2030 (incorporated by reference to Exhibit 4.4 to Amazon.com, Inc.’s Current Report on Form 8-K, filed March 16, 2026 (File No. 000-22513).

4.7	Form of 3.350% Note due 2032 (incorporated by reference to Exhibit 4.5 to Amazon.com, Inc.’s Current Report on Form 8-K, filed March 16, 2026 (File No. 000-22513).

4.8	Form of 3.700% Note due 2035 (incorporated by reference to Exhibit 4.6 to Amazon.com, Inc.’s Current Report on Form 8-K, filed March 16, 2026 (File No. 000-22513).

4.9	Form of 4.050% Note due 2039 (incorporated by reference to Exhibit 4.7 to Amazon.com, Inc.’s Current Report on Form 8-K, filed March 16, 2026 (File No. 000-22513).

4.10	Form of 4.450% Note due 2045 (incorporated by reference to Exhibit 4.8 to Amazon.com, Inc.’s Current Report on Form 8-K, filed March 16, 2026 (File No. 000-22513).

4.11	Form of 4.850% Note due 2064 (incorporated by reference to Exhibit 4.9 to Amazon.com, Inc.’s Current Report on Form 8-K, filed March 16, 2026 (File No. 000-22513).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

	By:	/s/ Antonio Masone
Antonio Masone
Vice President and Treasurer
Dated: March 19, 2026

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